EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

Tampa Electric Company

TECO Diversified, Inc.

TECO Transport Corporation

TECO Bulk Terminal, LLC (formerly Electro-Coal Transfer, LLC a Louisiana limited liability company)

TECO Ocean Shipping, Inc. (formerly Gulfcoast Transit Company)

TECO Barge Line, Inc. (formerly Mid-South Towing Company)

TECO Towing Company

TECO Coal Corporation (a Kentucky corporation)

Gatliff Coal Company (a Kentucky corporation)

Bear Branch Coal Company (a Kentucky corporation)

Rich Mountain Coal Company (a Tennessee corporation)

Clintwood Elkhorn Mining Company (a Kentucky corporation)

Pike-Letcher Land Company (a Kentucky corporation)

Premier Elkhorn Coal Company (a Kentucky corporation)

Perry County Coal Corporation (a Kentucky corporation)

TECO Solutions, Inc.

TECO Energy Services, Inc. (formerly TECO BGA, Inc.)

BCH Mechanical, Inc.

TECO Gas Services, Inc.

Prior Energy Corporation (a Delaware Corporation)

TECO Properties Corporation

TECO Partners, Inc.

TECO Propane Ventures, LLC (a Delaware limited liability company)

TECO Coalbed Methane Florida, Inc. (formerly TECO Coalbed Methane, Inc. an Alabama corporation)

TECO Stevedoring Services, Inc. (formerly GC Services Company, Inc.)

TECO Finance, Inc.

TECO Investments, Inc.

TECO Funding Company I, LLC (a Delaware limited liability company)

TECO Funding Company II, LLC (a Delaware limited liability company)

TECO Power Services Corporation

Hardee Power I, Inc.

Hardee Power II, Inc.

TPS Guatemala One, Inc.

TPS Hamakua, Inc.

TPS Hawaii, Inc.

TM Power Ventures, LLC (a Delaware limited liability company)

TM Delmarva Power LLC (a Delaware limited liability company)

TECO Power Ventures, Inc.

TPS TriCo., LLC (a Delaware limited liability company)

TPS Dell, LLC (a Delaware limited liability company)

TPS McAdams, LLC (a Delaware limited liability company)

TPS Tejas GP, LLC (a Delaware limited liability company)

TPS Tejas LP, LLC (a Delaware limited liability company)

TPS LP, Inc.

TPS GP, Inc.

TECO-Panda Generating Company, L.P. (a Delaware partnership)

Union Power I, LLC (a Delaware limited liability company)

Union Power II, LLC (a Delaware limited liability company)

Panda Gila River I, LLC (a Delaware limited liability company)

Panda Gila River II, LLC (a Delaware limited liability company)

Trans-Union Interstate I, LLC (a Delaware limited liability company)

Trans-Union Interstate II, LLC (a Delaware limited liability company)

TPS International Power, Inc. (a Cayman Islands limited liability company)

TPS de Ultramar, Ltd. (a Cayman Islands company)

TPS San Jose International, Inc. (a Cayman Islands company)

TPS San Jose, LDC (a Cayman Islands company)

TECO EnergySource, Inc.